Northern Empire Bancshares Announces Third Quarter 2006 Net Income of $4.42 Million

SANTA ROSA, CA -- 10/19/2006 -- Northern Empire Bancshares (NASDAQ: NREB), the financial holding company for Sonoma National Bank, reported third quarter 2006 net income of $4.42 million compared to $4.36 million for the third quarter of 2005, an increase of 1.35%. Diluted earnings per share for the third quarter were $0.39 compared to $0.38 for the third quarter of 2005. For the nine months ended September 30, 2006, net income was $13.68 million, or $1.21 per diluted share, compared to $12.64 million, or $1.11 per diluted share, for the prior-year nine-month period, for an increase of 8.23%. Earnings for the third quarter 2006 were impacted by pre-tax expenses of approximately $629,000 related to the Company's proposed merger with Sterling Financial Corporation. Annualized return on average assets was 1.40% and return on average equity was 15.84% for the first nine months of 2006.

On September 18, 2006, Northern Empire Bancshares announced the signing of a definitive agreement in connection with the proposed merger of Northern Empire Bancshares and Sterling Financial Corporation headquartered in Spokane, Washington. The merger is subject to required regulatory and shareholder approvals. Deborah Meekins, President & CEO of Northern Empire Bancshares, commented, "The announcement of the proposed merger with Sterling Financial Corporation has been very positive. Our cultures are very similar and the enhanced innovation and technology Sterling brings will prove very beneficial to our customers and provide greater opportunities for future growth."

In addition to the proposed merger, Ms. Meekins commented, "We are currently working on our 13th branch in Novato, California, in northern Marin County, and expect it to open within the next three months. Our combination of exceptional service and real-estate expertise has served us well, both locally in Sonoma, Contra Costa and Marin counties, as well as regionally through loan production offices in Sacramento and Phoenix, Arizona. We are pleased to announce the opening of our newest loan production office located in the financial district in San Francisco serving San Francisco and the South Bay."

Net interest income was $12.2 million for the third quarter of 2006, an increase of 6.1% from $11.5 million reported for the prior year's third quarter. This reflects an increase in average earning assets of $154.4 million, or 13.5%. The effect of this increase in earning assets was partially offset by a 25 basis point decline in net interest margin, from 3.89% in the year-earlier quarter to 3.64% for the third quarter of 2006. Ms. Meekins stated, "The margin compression is a trend, which continues to impact the banking industry and is a result of a flat yield curve, the Federal Reserve's past rate increases and strong competition in all lines of business."

The Company's efficiency ratio for the third quarter 2006 was 40.43% compared to 37.05% in 2005, increasing primarily due to the expenses of the proposed merger. The efficiency ratio in the first nine months of 2006 was 35.95% compared to 37.88% for the same period in 2005, which management considers low when compared to industry averages. Non-interest income remained unchanged at $1.16 million when comparing both the 2005 and 2006 third quarters. When comparing the first nine months of 2005 versus 2006, non-interest income increased by 11.0% to $3.55 million, primarily due to gains on loan sales.

Total assets at September 30, 2006 were $1.36 billion, an increase of 11.5% from the $1.22 billion reported one year ago. Total loans grew 15.1% to $1.22 billion for the current quarter compared to $1.06 billion for the quarter ended September 30, 2005. Ms. Meekins noted, "Refinancing continues as borrowers take advantage of fixed rate loans although new production continues to fuel our growth."

Asset quality at Sonoma National has historically been extremely sound, with a low level of non-performing loans and no net charge-offs thus far in 2006. At September 30, 2006, non-performing loans were $600,000 or 0.04% of total loans compared to $1.1 million, or 0.09% of loans at September 30, 2005. The Bank added $2.0 million to reserves in recognition of the 15.1% loan growth over the past twelve months. The allowance for loan losses was $12 million at September 30, 2006, up 20% from $10 million at September 30, 2005.

Deposits totaled $962.1 million for the third quarter of 2006, an increase of 7.1% when compared to $898.5 million reported a year ago. The Bank continues to utilize Federal Home Loan Bank advances as a funding source. At September 30, 2006, those advances totaled $274.3 million, up 30.4%, compared to advances of $210.3 million at the end of September 2005.

The Company remained well capitalized, with total risk-based capital of 11.8%. Total capital equaled $121.5 million on September 30, 2006, an increase of 18.3% compared to $102.7 million on September 30, 2005.

About the Company

Northern Empire Bancshares, the financial holding company for Sonoma National Bank, was incorporated in 1982. The Bank specializes in commercial real-estate lending and is a leading SBA lender in the North Bay area; it has twelve branch locations -- nine in Sonoma County, of which four are in-store banking offices, two in Contra Costa and one in Marin County. The Bank also has loan production offices in San Francisco, Walnut Creek, San Rafael, Sacramento, and Phoenix, Arizona. Northern Empire Bancshares announced the signing of a proposed merger agreement with Sterling Financial Corporation on September 18, 2006. For more information on Northern Empire Bancshares and Sonoma National Bank, please refer to the Company's Website at www.snbank.com.

Forward-Looking Statements

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares' Securities and Exchange Commission filings, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.

                        NORTHERN EMPIRE BANCSHARES
                        CONSOLIDATED BALANCE SHEETS

                          September 30,     December 31,    September 30,
                               2006             2005             2005
                         ---------------  ---------------  ---------------
                           (Unaudited)       (Audited)       (Unaudited)
ASSETS
   Cash and due from
    banks                $    28,234,000  $    28,936,000  $    32,722,000
   Federal funds sold         88,974,000       30,188,000       52,076,000
                         ---------------  ---------------  ---------------
      Total cash and
       cash equivalents      117,208,000       59,124,000       84,798,000

   Securities available
    for sale                   1,087,000       50,488,000       50,269,000
   Federal Reserve Bank
    stock                        166,000          166,000          166,000
   Federal Home Loan
    Bank stock                15,036,000       11,731,000       11,759,000

   Total loans and
    leases                 1,223,004,000    1,101,521,000    1,061,625,000
   Allowance for loan
    and lease losses         (12,149,000)     (10,749,000)     (10,149,000)
                         ---------------  ---------------  ---------------
      Total Loans and
       leases, net         1,210,855,000    1,090,772,000    1,051,476,000

   Premises and
    equipment, net             2,923,000        3,292,000        3,493,000
   Bank owned life
    insurance policies         2,848,000        2,783,000        2,748,000
   Accrued interest
    receivable                 7,169,000        5,927,000        5,246,000
   Other assets                8,064,000        7,451,000        7,146,000
                         ---------------  ---------------  ---------------

      Total assets       $ 1,365,356,000  $ 1,231,734,000  $ 1,217,101,000
                         ===============  ===============  ===============

LIABILITIES AND
 STOCKHOLDERS' EQUITY

   Deposits              $   962,121,000  $   888,027,000  $   898,554,000
   Federal Home Loan
    Bank advances            274,351,000      230,379,000      210,389,000
   Accrued expenses and
    other liabilities          7,378,000        6,021,000        5,483,000
                         ---------------  ---------------  ---------------
         Total
          liabilities      1,243,850,000    1,124,427,000    1,114,426,000
                         ---------------  ---------------  ---------------

SHAREHOLDERS' EQUITY
   Common stock               73,855,000       60,655,000       60,618,000
   Additional
    paid-in-capital            7,895,000        7,681,000        7,681,000
   Retained earnings          39,763,000       39,072,000       34,462,000
   Accumulated other
    comprehensive income
    (loss)                        (7,000)        (101,000)         (86,000)
                         ---------------  ---------------  ---------------
      Total
       shareholders'
       equity                121,506,000      107,307,000      102,675,000
                         ---------------  ---------------  ---------------

      Total liabilities
       and shareholders'
       equity            $ 1,365,356,000  $ 1,231,734,000  $ 1,217,101,000
                         ===============  ===============  ===============

                        NORTHERN EMPIRE BANCSHARES
                      CONSOLIDATED REPORTS OF INCOME

                        THREE MONTHS THREE MONTHS NINE MONTHS  NINE MONTHS
                           ENDED        ENDED        ENDED        ENDED
                         September    September    September    September
                          30, 2006     30, 2005     30, 2006     30, 2005
                        ------------ ------------ ------------ ------------
                        (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)

INTEREST INCOME
   Loans, including
    fees                $ 23,532,000 $ 18,203,000 $ 65,743,000 $ 51,381,000
   Investment
    securities               268,000      466,000    1,414,000      729,000
   Federal funds sold      1,195,000      627,000    2,410,000    1,991,000
                        ------------ ------------ ------------ ------------
      Total interest
       income             24,995,000   19,296,000   69,567,000   54,101,000

INTEREST EXPENSE
   Deposits                8,882,000    5,881,000   23,297,000   14,998,000
   Federal Home Loan
    Bank advances          3,924,000    1,891,000    9,996,000    5,122,000
                        ------------ ------------ ------------ ------------
      Total interest
       expense            12,806,000    7,772,000   33,293,000   20,120,000
                        ------------ ------------ ------------ ------------

      Net interest
       income             12,189,000   11,524,000   36,274,000   33,981,000

   Provision for loan
    and lease losses         450,000      600,000    1,400,000    1,650,000
                        ------------ ------------ ------------ ------------

      Net interest
       income after
       provision for
       loan and lease
       losses             11,739,000   10,924,000   34,874,000   32,331,000

NON INTEREST INCOME
   Service charges on
    deposit accounts         114,000      115,000      358,000      368,000
   Net gain on sales of
    loans                    756,000      803,000    2,416,000    2,168,000
   Other income              288,000      248,000      776,000      662,000
                        ------------ ------------ ------------ ------------
      Total non
       interest income     1,158,000    1,166,000    3,550,000    3,198,000

NON INTEREST EXPENSE
   Salaries and
    benefits               3,273,000    2,914,000    9,505,000    8,399,000
   Occupancy                 544,000      501,000    1,569,000    1,403,000
   Furniture and
    equipment                290,000      287,000      867,000      855,000
   Other expense           1,289,000    1,000,000    3,455,000    3,428,000
                        ------------ ------------ ------------ ------------
      Total non
       interest expense    5,396,000    4,702,000   15,396,000   14,085,000
                        ------------ ------------ ------------ ------------

      Income before
       income tax
       provision           7,501,000    7,388,000   23,027,000   21,444,000

   Income tax provision    3,080,000    3,026,000    9,346,000    8,806,000
                        ------------ ------------ ------------ ------------

      Net income        $  4,421,000 $  4,362,000 $ 13,681,000 $ 12,638,000
                        ============ ============ ============ ============

   Basic earnings per
    share               $       0.40 $       0.40 $       1.25 $       1.16

   Diluted earnings per
    share               $       0.39 $       0.38 $       1.21 $       1.11

   Average shares
    outstanding *         10,939,428   10,907,839   10,933,702   10,890,334

   Average diluted
    shares outstanding *  11,315,445   11,394,726   11,310,776   11,366,085

*  Adjusted for 5% stock dividend declared in March 2006.

                        NORTHERN EMPIRE BANCSHARES
                    CONSOLIDATED FINANCIAL HIGHLIGHTS
                                (Unaudited)

                                                      Nine Months Ended
                              Third Quarter             September 30,
                        ------------------------  ------------------------
(dollars in thousands
 except per share data)     2006         2005         2006         2005
                        -----------  -----------  -----------  -----------

EARNINGS
   Net interest income  $    12,189  $    11,524  $    39,274  $    33,981
   Provision for loan
    and lease losses    $       450  $       600  $     1,400  $     1,650
   Noninterest income   $     1,158  $     1,166  $     3,550  $     3,198
   Noninterest expense  $     5,396  $     4,702  $    15,396  $    14,085
   Net income           $     4,421  $     4,362  $    13,681  $    12,638
   Add back:  Merger
    related expenses,
    net of tax          $       374  $         0  $       384  $         0
  Pro Forma net income  $     4,795  $     4,362  $    14,065  $    12,638
BASIC EARNINGS PER
 SHARE
   Net income*          $      0.40  $      0.40  $      1.25  $      1.16
    Pro Forma net
     income*            $      0.44  $            $      1.29  $
DILUTED EARNINGS PER
 SHARE
   Net income*          $      0.39  $      0.38  $      1.21  $      1.11
   Pro Forma net
    income*             $      0.42  $            $      1.24  $
   Average shares
    outstanding *        10,939,428   10,907,839   10,933,702   10,890,334
   Average diluted
    shares outstanding * 11,315,445   11,394,726   11,310,776   11,366,085

PERFORMANCE RATIOS
   Return on average
    assets                     1.30%        1.44%        1.40%        1.45%
   Return on average
    common equity             14.57%       17.08%       15.84%       17.36%
   Net interest margin         3.64%        3.89%        3.79%        4.01%
   Efficiency ratio           40.43%       37.05%       35.95%       37.88%
   Full-time equivalent
    employees                   184          166          184          166

CAPITAL
   Average equity to
    average assets             8.90%        8.42%        8.86%        8.37%
   Tier 1 leverage
    capital ratio              8.97%        8.52%        8.97%        8.52%
   Tier 1 risk-based
    capital ratio             10.75%       11.06%       10.75%       11.10%
   Total risk-based
    capital ratio             11.85%       12.18%       11.85%       12.22%
   Book value per
    share*              $     11.10  $      9.41  $     11.10  $      9.41

ASSET QUALITY
   Gross loan
    charge-offs         $         0  $         0  $         0  $         0
   Net loan charge-offs $         0  $         0  $         0  $         0
   Net loan charge-offs
    to average loans           0.00%        0.00%        0.00%        0.00%
   Allowance for loan
    losses              $    12,149  $    10,149  $    12,149  $    10,149
   Allowance for losses
    to total loans             0.99%        1.10%        0.99%        1.10%
   Nonperforming loans  $       600  $     1,104  $       600  $     1,104
   Other real estate
    and repossessed
    assets              $         0  $         0  $         0  $         0
   Nonperforming assets
    to total assets            0.04%        0.09%        0.04%        0.09%

END OF PERIOD BALANCES
   Loans                $ 1,223,004  $ 1,061,625  $ 1,223,004  $ 1,061,625
   Total earning assets
    (before allowance)  $ 1,338,295  $ 1,175,894  $ 1,338,295  $ 1,175,894
   Total assets         $ 1,365,356  $ 1,217,101  $ 1,365,356  $ 1,217,101
   Deposits             $   962,121  $   898,554  $   962,121  $   898,554
   Shareholders' equity $   121,506  $   102,675  $   121,506  $   102,675

AVERAGE BALANCES
   Loans                $ 1,217,369  $ 1,056,354  $ 1,170,887  $ 1,017,843
   Total earning assets
    (before allowance)  $ 1,328,629  $ 1,174,180  $ 1,279,669  $ 1,133,503
   Total assets         $ 1,351,549  $ 1,193,028  $ 1,303,801  $ 1,151,818
   Deposits             $   928,463  $   885,743  $   913,380  $   838,833
   Shareholders' equity $   120,347  $   102,471  $   115,502  $    97,357

*  Adjusted for 5% stock dividend declared in March 2006.

For additional information contact:
Deborah A. Meekins
President & CEO
Northern Empire Bancshares
(707) 579-2265